ITRON, INC.                                                                                    EXHIBIT 11
STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited, shares in thousands)

                                                    Three months ended                  Nine months ended
                                                       September 30,                       September 30,
                                              --------------------------------    ---------------------------------
                                                   1998            1997              1998                1997
                                              ---------------  --------------    --------------      -------------
Weighted average number of common shares
outstanding                                           14,663          14,470            14,660             13,959

Basic earnings per share                         $    (0.40)     $      0.11     $      (0.47)       $     (0.16)
                                                ===============  ==============    ==============      =============

                                                    Three months ended                   Nine months ended
                                                      September 30,                        September 30,
                                              -------------------------------    ----------------------------------
                                                   1998            1997              1998                1997
                                              ---------------  --------------    --------------      -------------
Weighted average number of common shares
outstanding                                           14,663          14,470            14,660             13,959

Dilutive effect of outstanding stock options
and warrants                                               -             504                 -                  -
                                              ---------------  --------------    --------------      -------------

Weighted average shares outstanding based on
average market price                                  14,663          14,974            14,660             13,959
                                              ===============  ==============    ==============      =============

Diluted earnings per share                       $    (0.40)     $      0.11     $      (0.47)       $     (0.16)

                                              ===============  ==============    ==============      =============